As filed with the Securities and Exchange Commission on February 11, 2025
Registration No. 333-_________
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549
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Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
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Renasant Corporation
(Exact name of registrant as specified in its charter)
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Mississippi 64-0676974
(State or other jurisdiction (I.R.S. Employer
of incorporation or organization) Identification Number)

209 Troy Street
Tupelo, Mississippi38804-4827
(662) 680-1001
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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C. Mitchell Waycaster
Renasant Corporation
209 Troy Street
Tupelo, Mississippi 38804-4827
(662) 680-1001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mark A. Fullmer, Esq. Phelps Dunbar LLP 365 Canal Street, Suite 2000 New Orleans, LA 70130-653 (504) 584-9324	Mark W. Jeanfreau, Esq. Renasant Corporation 209 Troy Street Tupelo, Mississippi 38804-482 (662) 680-1001
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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
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If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer

Non-accelerated filer		Smaller reporting company

Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
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PROSPECTUS
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Rights
Warrants
Units
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Renasant Corporation may offer and sell, from time to time, in one or more offerings, together or separately, common stock, preferred stock, depositary shares, debt securities, rights, warrants and units and hybrid securities combining elements of the foregoing.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering. We will provide by supplements to this prospectus the specific terms and manner of offering of the securities that we actually offer. These prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the information incorporated by reference in this prospectus, the applicable prospectus supplement, including any information incorporated by reference therein, and any free writing prospectus before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that describes the terms and manner of offering of those securities.
We may offer and sell these securities directly or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis. If an offering of securities involves any underwriters, dealers or agents, then the prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents as well as any over-allotment option we may agree to with the underwriters. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.
Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “RNST.” On January 31, 2025, the last sales price on the NYSE for our common stock was $38.88. You are urged to obtain current market prices for our common stock. None of the other securities that may be offered pursuant to this prospectus are listed on an exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which such securities will be listed or quoted.
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Investing in our securities involves risk. You should refer to the “Risk Factors” section included in the applicable prospectus supplement and in our periodic reports and other information we file with the Securities and Exchange Commission and carefully consider that information before investing in any of these securities.
Neither the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
These securities will be our equity and debt securities, will not be deposits, savings accounts or other obligations of any bank, and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
Our principal executive office is located at 209 Troy Street, Tupelo, Mississippi 38804-4827, and the telephone number at that location is (662) 680-1001.
This prospectus is dated February 11, 2025.

ABOUT THIS PROSPECTUS
This prospectus is a part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using the “shelf” registration process. Under this shelf registration statement, we may offer and sell from time to time, either separately or together, common stock, preferred stock, depositary shares, debt securities, rights, warrants, units, and hybrid securities combining elements of the foregoing, in one or more offerings. Unless indicated otherwise, references to “we,” “our,” “us,” “the Company” and “Renasant” are to Renasant Corporation and its subsidiaries on a consolidated basis, and references to “the Bank” or “our Bank” are to Renasant Bank.
This prospectus only provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that contains specific information about the terms of the securities and the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us, and may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” below.
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. That registration statement, including the exhibits and the documents incorporated herein by reference, can be read at our website (www.renasant.com), the SEC website (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information” below.
You should rely only on the information contained or incorporated by reference in this prospectus and the relevant prospectus supplement. We have not authorized any other person, including any underwriter or agent, to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement, and we will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.
We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us from time to time directly to the public or through dealers or designated agents. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.
RISK FACTORS
An investment in Renasant securities involves certain risks. Before investing in Renasant securities, you should carefully read and consider the risk factors incorporated by reference into this prospectus, as well as those contained in any applicable prospectus supplement. These risk factors may also be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You should also refer to other information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business, operations and prospects. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and is qualified in its entirety by reference to the copy of the applicable document filed with the SEC; you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Information that we file with the SEC can also be found on our website, www.renasant.com, under the “SEC Filings” tab. All Internet addresses provided in this prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information contained on, or accessible through, our website, or any other website described herein, is not a part of and is not (and should not be deemed) incorporated by reference into this prospectus, and you should not consider it a part of this prospectus.
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, any subsequently filed document deemed incorporated by reference herein or any free writing prospectus prepared by us or on our behalf. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus or incorporated by reference herein.

This prospectus incorporates by reference the documents set forth below (other than information deemed “furnished” and not filed in accordance with SEC rules, including information furnished pursuant to Items 2.02 and 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto):
•Our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 23, 2024;
•The information specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our definitive proxy statement on Schedule 14A, filed with the SEC on March 13, 2024;
•Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed on May 8, 2024, for the quarter ended June 30, 2024, filed on August 7, 2024, and for the quarter ended September 30, 2024, filed on November 6, 2024;
•Our Current Reports on Form 8-K and amendments thereto filed with the SEC on April 23, 2024 (only with respect to information filed under item 5.02), April 25, 2024, July 2, 2024, July 29, 2024 (only with respect to information filed under items 1.01, 8.01, and 9.01), July 30, 2024 (only with respect to information filed under items 1.01 and 9.01) (other than those portions of the documents deemed to be furnished and not filed), October 24, 2024 and December 20, 2024; and
•The description of our common stock contained in our Form 8-A/A Registration Statement filed on August 28, 2024, which makes reference to exhibit 4(i) to our Quarterly Report on Form 10-Q filed with the SEC on August 7, 2024, including any amendments or reports filed for the purpose of updating such description.
All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference, provided that any document or information contained in such filings that is deemed “furnished” to, or is otherwise not deemed filed with, the SEC in accordance with SEC rules, including, without limitation, our compensation committee report and performance graph in our definitive proxy statement on Schedule 14A, and information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits, shall not be deemed incorporated by reference herein.
If requested, we will provide at no cost to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings, you may write or telephone us at the following address:
Renasant Corporation
209 Troy Street
Tupelo, Mississippi 38804-4827
Telephone: (662) 680-1001
Attention: Mr. James C. Mabry IV
You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. Neither we nor any underwriter or agent have authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein and therein may contain or incorporate by reference statements about us that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “projects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “focus,” “possible,” “may increase,” “may fluctuate,” “will likely result,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could,” are generally forward-looking in nature and not historical facts. Forward-looking statements include information about our future financial performance, business strategy, projected plans and objectives and are based on the current beliefs and expectations of management. Our management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material. Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.
The following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:
•our ability to efficiently integrate acquisitions into our operations, retain the customers of these businesses, grow the acquired operations and realize the cost savings expected from an acquisition to the extent and in the time frame anticipated by management;
•potential exposure to unknown or contingent risks and liabilities we have acquired, or may acquire, or target for acquisition;
•the effect of economic conditions and interest rates on a national, regional or international basis;
•the timing and success of the implementation of changes in operations to achieve enhanced earnings or effect cost savings;
•competitive pressures in the consumer finance, commercial finance, financial services, asset management, retail banking, mortgage lending and auto lending industries;
•the financial resources of, and products available to, competitors;
•changes in laws and regulations, as well as changes in accounting standards;
•changes in policy by regulatory agencies or increased scrutiny by, and/or additional regulatory requirements of, regulatory agencies in connection with proposed acquisitions;
•changes in the securities and foreign exchange markets;
•our potential growth, including our entrance or expansion into new markets, and the need for sufficient capital to support that growth;
•changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers or issuers of investment securities, or the impact of interest rates on the value of our investment securities portfolio;
•an insufficient allowance for credit losses as a result of inaccurate assumptions;
•general economic, market or business conditions, including the impact of inflation;
•changes in demand for loan and deposit products and other financial services;

•concentrations of credit or deposit exposure;
•changes or the lack of changes in interest rates, yield curves and interest rate spread relationships;
•increased cybersecurity risk, including potential network breaches, business disruptions or financial losses;
•civil unrest, natural disasters, epidemics and other catastrophic events in our geographic area;
•geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad;
•the impact, extent and timing of technological changes; and
•other circumstances, many of which are beyond management’s control.
Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s website (www.sec.gov). All subsequent written and oral forward-looking statements concerning Renasant or other matters and attributable to Renasant or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above.
Renasant undertakes no obligation, and specifically disclaims any obligation, to update or revise forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws.
For any forward-looking statements made in this prospectus or any prospectus supplement, or in any documents incorporated by reference therein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
RENASANT CORPORATION
We are a bank holding company headquartered in Tupelo, Mississippi. Through our wholly-owned bank subsidiary, Renasant Bank, and its subsidiaries, Park Place Capital Corporation (“Park Place”) and Continental Republic Capital, LLC (doing business as “Republic Business Credit”), we operate 186 banking, lending, mortgage and wealth management offices in Mississippi, Tennessee, Alabama, Florida, Georgia, North Carolina and South Carolina. Our Community Banks, Mortgage and Wealth Management segments operate out of these offices; our subsidiary Republic Business Credit has four stand-alone offices in California, Illinois, Louisiana and Texas. Our Bank was originally founded in 1904 as The Peoples Bank & Trust Company. In 1982, we reorganized as a bank holding company. In 2005, we changed our name from The Peoples Holding Company to Renasant Corporation.
Our primary asset is our investment in our Bank. At December 31, 2024, our consolidated total assets were approximately $18.03 billion, our total loans (net of unearned income) were approximately $12.7 billion, our total deposits were approximately $14.6 billion, and our total shareholders’ equity was approximately $2.7 billion.
Community Banks Segment
Substantially all of our business activities are conducted through, and substantially all of our assets and revenues are derived from, the operations of our community banks, which offer a complete range of banking and financial services to individuals and to businesses of all sizes. These services include business and personal loans, interim construction loans, specialty commercial lending, treasury management services and checking and savings accounts, as well as safe deposit boxes and night depository facilities. Automated teller machines are located throughout our market area, and we have interactive teller machines in many of our urban markets. Our customers may also conduct many banking transactions, such as opening deposit accounts and applying for certain types of loans, through our Online and Mobile Banking Products, and our call center provides 24-hour banking services.
Through our Mortgage division, we offer both fixed and variable rate residential mortgage loans with competitive terms and fees. In many cases, we originate mortgage loans with the intention of selling them in the secondary market to third party private investors or directly to government sponsored entities. Depending on a number of factors, we may release or retain the right to service these loans upon the sale.
Wealth Management Segment
Through the Wealth Management segment (which includes the operations of Park Place), we offer a broad range of fiduciary services including the administration (as trustee or in other fiduciary or representative capacities) of benefit plans, management of trust accounts, inclusive of personal and corporate benefit accounts, and custodial accounts, as well as accounting and money management for trust accounts. In addition, the Wealth Management segment, through the Financial Services division, provides specialized products and services to customers, which include fixed and variable annuities, mutual funds and other investment services through a third-party broker-dealer. Our Wealth Management operations are headquartered in Tupelo, Mississippi, and Birmingham, Alabama, but our products and services are available to customers in all of our markets through our Community Banks.
Sale of Renasant Insurance, Inc.
Effective July 1, 2024, Renasant Bank sold substantially all of the assets of Renasant Insurance, Inc. for gross cash proceeds to Renasant Bank of $56,390,000. The sale resulted in a positive after-tax impact to earnings of $34,092,000, which is net of estimated transaction-related expenses. The financial effects of the sale are reflected in the third quarter of 2024.
Proposed Merger with The First Bancshares, Inc.
On July 29, 2024, Renasant and The First Bancshares, Inc., a Mississippi corporation (“The First”), entered into an agreement and plan of merger, dated as of July 29, 2024 (the “Merger Agreement”), pursuant to which, subject to the terms and conditions set forth therein, among other things, The First will merge with and into Renasant, with Renasant as the surviving entity in such merger (the “Merger”). Immediately following the Merger, The First’s subsidiary bank and Renasant Bank will enter into a subsidiary plan of merger, pursuant to which The First’s subsidiary bank will merge with and into Renasant Bank immediately after the Merger, with Renasant Bank as the surviving entity in such merger. Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of The First will be converted into the right to receive one share of common stock of Renasant.
Our shareholders and the shareholders of The First approved the Merger at special meetings held on October 22, 2024. The Merger is expected to close in the first half of 2025 and is subject to certain closing conditions, including the receipt of required regulatory approvals.
Additional Information
Our common stock is traded on the New York Stock Exchange under the symbol “RNST.” Our principal executive office is located at 209 Troy Street, Tupelo, Mississippi 38804-4827, and our telephone number is (662) 680-1001. We maintain a website at www.renasant.com. The foregoing Internet website is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.
USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes such as (1) providing capital to support our growth organically or through strategic acquisitions, (2) repaying or refinancing existing indebtedness, (3) financing investments in our subsidiaries or capital expenditures and (4) investing the funds in our Bank as regulatory capital. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering at the time of sale. Pending such use, we may place the net proceeds in temporary investments or in deposit accounts at the Bank or we may use the net proceeds to reduce our indebtedness.
DESCRIPTION OF SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, rights, warrants and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The applicable prospectus supplement and other offering material will describe the particular terms of any security we offer, and it may add, update or change the terms and conditions of the securities as summarized in this prospectus. The applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.
In addition, for certain types of securities we offer, as discussed below, we may also adopt an amendment to our articles of incorporation or enter into an agreement that will govern the terms of such securities. We will file any such amendment or agreement with the SEC in connection with the offering of the applicable securities. For more information on how you can obtain copies of documents we file with the SEC, see “Where You Can Find More Information” above.
In the descriptions of our common stock, preferred stock, depositary shares, debt securities, rights, warrants and units, the terms “we,” “our” and “us” refer only to Renasant Corporation and not to its subsidiaries.
DESCRIPTION OF COMMON STOCK
The following information describes our common stock, par value $5.00 per share, or “common stock” which is the only security of the Company registered under Section 12 of the Securities Exchange Act of 1934, as amended. This description is qualified in its entirety by reference to our Articles of Incorporation, as amended (our “Articles”), and our Amended and Restated Bylaws (our “Bylaws”), and to the applicable provisions of the Mississippi Business Corporation Act of 1972, as amended (the “MBCA”), and other applicable provisions of Mississippi law. You should refer to, and read this summary together with, our Articles of Incorporation and Bylaws to review all of the terms of our common stock. When we offer to sell shares of our common stock, we will describe the specific terms of the offering and the shares in a prospectus supplement.
General
Our Articles authorize the issuance of up to 150,000,000 shares of common stock. A total of 63,565,690 shares were issued and outstanding as of December 31, 2024. Our common stock trades on the New York Stock Exchange under the symbol “RNST.” As of December 31, 2024, approximately 2,418,071 shares of common stock were reserved for issuance under various employee and director benefit plans that we maintain.
The rights and privileges of holders of our common stock are subject to any preferences that our board of directors may set for any series of preferred stock that we may issue in the future. These preferences may relate to voting, dividend and liquidation rights, among other things.
Broadridge Corporate Issuer Solutions, Inc. serves as the registrar and transfer agent of our common stock.
Voting Rights
Holders of shares of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. Shareholders do not have cumulative voting rights. Directors are elected by a plurality of votes cast. In all matters other than the election of directors, in general, a majority of votes cast on a matter, whether in person or by proxy, at a meeting of shareholders at which a quorum is present is sufficient to take action on such matter, except that supermajority votes are required to approve specified business combinations, as discussed below.
Our board of directors has adopted a “majority voting” policy. Under this policy, which applies only in an uncontested election of directors, any nominee for director who receives a greater number of “withhold” votes for his or her election than votes “for” such election, although still elected to the board of directors, must promptly tender to the board of directors his or her resignation as a director, which will become effective upon acceptance by the board of directors. If any resignation is tendered under these circumstances, the nominating and corporate governance committee of our board of directors must consider the resignation and make a recommendation to the board of directors as to whether to accept or reject the director’s resignation. No later than 90 days after the shareholders meeting that resulted in a director being required to submit his or her resignation, the board of directors must consider the recommendation of the nominating and corporate governance committee and act on such resignation.
Supermajority Voting Provision
Our Articles contain a “fair price” provision. This provision requires the approval by the holders of not less than 80% of our outstanding voting stock, and the approval of the holders of not less than 67% of our outstanding voting stock held by shareholders other than a “controlling party” (defined to mean a shareholder owning or controlling 20% or more of our outstanding voting stock at the time of the proposed transaction), of any merger, consolidation or sale or lease of all or substantially all of our assets involving the controlling party. For purposes of the fair price provisions, “substantially all” of our assets means assets having a fair market value or book value, whichever is greater, that is at least 25% of the value of our total assets, as set forth on a balance sheet that is as of a date no more than 45 days prior to the proposed transaction. The elevated approval requirements do not apply if (1) the proposed transaction is approved by a majority of our board of directors or (2) the consideration our shareholders will receive in the proposed transaction meets certain minimum price requirements set forth in our Articles.
Under our Articles, the affirmative vote of the holders of at least 80% of the total outstanding shares of our common stock is required to alter, amend, repeal or adopt any provision inconsistent with these fair price provisions.
Dividend Rights
Holders of our common stock are entitled to receive dividends or distributions, whether payable in cash or otherwise, if, as and when declared by our board of directors, out of funds legally available for these payments. Under the MBCA, we may not pay a dividend if, after paying such dividend, (1) we would not be able to pay our debts as they become due or (2) our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy upon dissolution the preferential rights of shareholders, if any, whose rights are superior to those receiving the distribution.
As a bank holding company, our ability to pay dividends is substantially dependent on the ability of Renasant Bank, our wholly-owned subsidiary, to transfer funds to us in the form of dividends, loans and advances. Accordingly, our declaration and payment of dividends depends upon the Bank’s earnings and financial condition, as well as upon general economic conditions and other factors. In addition, under Mississippi law, a Mississippi bank may not pay dividends unless its earned surplus is in excess of three times capital stock. A Mississippi bank with earned surplus in excess of three times capital stock may pay a dividend, subject to the approval of the Mississippi Department of Banking and Consumer Finance (the “DBCF”). In addition, the Federal Deposit Insurance Corporation (the “FDIC”) also has the authority to prohibit the Bank from engaging in business practices that the FDIC considers to be unsafe or unsound, which, depending on the financial condition of the Bank, could include the payment of dividends. Accordingly, the approval of the DBCF is required prior to the Bank paying dividends to us, and under certain circumstances the approval of the FDIC may be required. Finally, Federal Reserve regulations limit the amount the Bank may transfer to us in the form of a loan unless such loan is collateralized by specific obligations.

In addition to the FDIC and DBCF restrictions on dividends payable by the Bank to Renasant, the Federal Reserve provided guidance on the criteria that it will use to evaluate the request by a bank holding company such as Renasant to pay dividends in an aggregate amount that will exceed the bank holding company’s earnings for the period in which the dividends will be paid, which did not apply to Renasant in 2024 or through the date of this prospectus. For purposes of this analysis, “dividend” includes not only dividends on preferred and common equity but also dividends on debt underlying trust preferred securities and other Tier 1 capital instruments. The Federal Reserve’s criteria evaluates whether the holding company (1) has net income over the past four quarters sufficient to fully fund the proposed dividend (taking into account prior dividends paid during this period), (2) is considering stock repurchases or redemptions in the quarter, (3) does not have a concentration in commercial real estate and (4) is in good supervisory condition, based on its overall condition and its asset quality risk. A holding company not meeting these criteria will require more in-depth consultations with the Federal Reserve.
Board of Directors; Filling Board Vacancies
At our 2024 Annual Meeting of Shareholders, our shareholders approved an amendment to our Articles to phase out the classified structure of the board of directors and provide for the annual election of directors. The annual election of directors will be phased in over three years. Directors whose terms expired at the 2024 Annual Meeting and who stood for election at the meeting were elected for a one-year term. At the 2025 Annual Meeting of Shareholders, the directors whose terms expire at such annual meeting and who are standing for election at such meeting, along with the directors elected at the 2024 Annual Meeting (as well as any other nominee for election as a director at such meeting), will be elected for a one-year term. Finally, at the 2026 Annual Meeting of Shareholders, all of our director nominees will stand for election for a one-year term.
The board of directors may fill a vacancy on the board of directors, including a vacancy created by an increase in the number of directors. Any director elected to the board of directors to fill a vacancy on the board of directors will hold office until the next annual meeting of shareholders. Under the MBCA, shareholders may remove a director with or without cause, but only at a meeting of shareholders called specifically for the purpose of removing such director (a shareholder’s rights to call a meeting are discussed below).
Liquidation and Other Rights
Our shareholders are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of the Company’s liquidation, dissolution or winding up, whether voluntary or involuntary, after payment of, or adequate provision for, all of our known debts and liabilities.
Holders of shares of our common stock have no preference, conversion or exchange rights and have no preemptive rights to subscribe for any of our securities. There are no sinking fund provisions applicable to our common stock. All outstanding common stock is, when issued against payment therefor, fully paid and non-assessable. Such shares are not redeemable at the option of holders thereof or the Company. Finally, subject to the MBCA and New York Stock Exchange rules, our board of directors may issue additional shares of our common stock or rights to purchase shares of our common stock without the approval of our shareholders.
Restrictions on Ownership
The ability of a third party to acquire us is limited under applicable United States banking laws and regulations. The Bank Holding Company Act of 1956, as amended (the “BHC Act”) generally prohibits any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring “control” of the Company. Control is generally defined as ownership of 25% or more of the voting stock of a company, the ability to control the election of a majority of the company’s board of directors or the other exercise of a “controlling influence” over a company. For any existing bank holding company, under the BHC Act such bank holding company must obtain the prior approval of the Federal Reserve before acquiring 5% or more of the company’s voting stock. In addition, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Renasant, where no other person holds a greater percentage of that class of voting stock, constitutes acquisition of control of the bank holding company.
Anti-Takeover Provisions of our Articles of Incorporation
Our Articles contain certain provisions that may make it more difficult to acquire control of the Company by means of a tender offer, open market purchase, proxy contest or otherwise. These provisions, which are summarized below, are designed to encourage persons seeking to acquire control of the Company to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders are best served if any change in control results from negotiations with our directors.
Fair Price Provision. The “fair price” provision in our Articles is described above. Subject to certain exceptions, this provision requires the approval by the holders of not less than 80% of our outstanding voting stock, and the approval by the holders of not less than 67% of our outstanding voting stock excluding shareholders constituting a “controlling party,” of any merger, consolidation or sale or lease of all or substantially all of our assets involving the controlling party. This fair price provision makes it more difficult for a third party to obtain approval of a business combination transaction.
Authority to Issue “Blank Check” Preferred Stock. Our board of directors is authorized to issue, without any further approval from our shareholders, a series of preferred stock with the designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions, as the board of directors determines in its discretion. This authorization may operate to provide anti-takeover protection for the Company. In the event of a proposed merger, tender offer or other attempt to gain control of the Company that the board of directors does not believe is in our or our shareholders’ best interests, the board of directors has the ability to quickly issue shares of preferred stock with certain rights, preferences and limitations that could make the proposed takeover attempt more difficult to complete. Such preferred stock may also be used in connection with the issuance of a shareholder rights plan, sometimes called a “poison pill.”
The authorization to issue preferred stock may also benefit present management. A potential acquiror may be discouraged from attempting a takeover because the board of directors possesses the authority to issue preferred stock. Thus, management may be able to retain its position more easily. The board of directors, however, does not intend to issue any preferred stock except on terms that the board of directors deems to be in the best interest of Renasant and its shareholders.
Shareholder’s Right to Call a Special Meeting. Our Bylaws provide that a shareholder may not call a special meeting of shareholders unless such shareholder owns at least 50% of Renasant’s issued and outstanding stock. This requirement makes it more difficult for a third-party acquiror to call a shareholders’ meeting to vote on corporate matters.
Advance Notice Requirements. Our Bylaws require a shareholder who desires to nominate a candidate for election to the board of directors or to raise new business at an annual shareholders’ meeting to provide us advance notice not earlier than 120 days and not later than 90 days before the first anniversary of the immediately preceding year’s annual meeting. If the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from the anniversary date of the previous year’s meeting, to be timely a shareholder must deliver advance notice not earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made if the public announcement is made less than 120 days prior to the annual meeting.
Under our Bylaws, a shareholder must also provide detailed information about the nominee or business and satisfy certain other conditions.
Amendment of Articles of Incorporation and Bylaws

Under Mississippi law, a corporation’s articles of incorporation generally may be amended if the votes cast by shareholders in favor of the amendment exceed the votes cast opposing the amendment, unless a greater number is specified in the articles. The affirmative vote of the holders of at least 80% of the total outstanding shares of our common stock is required to amend the fair price provisions in our Articles.
Our Bylaws may be amended by a majority vote of our board of directors or our shareholders.
DESCRIPTION OF PREFERRED STOCK
This section outlines the general provisions of the shares of preferred stock, par value $0.01 per share, or “preferred stock,” that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of any series of preferred stock that we issue. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock to which the prospectus supplement relates.
The following description of the preferred stock, and any description of preferred stock in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the articles of amendment to our Articles that our board of directors will adopt relating to the particular series of preferred stock, as well as to applicable provisions of our Bylaws, the MBCA and other applicable provisions of Mississippi law. We will file a copy of the articles of amendment with the SEC in connection with the sale of any series of preferred stock. You should refer to, and read this summary together with, such articles of amendment, as well as our Articles and Bylaws, to understand all of the terms of any shares of preferred stock that we may offer.
Finally, the information in “Description of Common Stock” above discussing the anti-takeover provisions in our Articles are equally applicable to the discussion of the terms of our preferred stock.
General
Under our Articles, our board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 5,000,000 shares of preferred stock, in one or more series, subject to the provisions of our Articles, applicable law and NYSE rules. Our board of directors may fix the designations, preferences and relative participating, optional or other special rights of, and the qualifications, limitations or restrictions of, each series of preferred stock. As of the date of this prospectus, no series of preferred stock has been designated, and no shares of our preferred stock are issued or outstanding.
The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:
•the title, designation and number of shares of the series of preferred stock;
•the price at which the preferred stock will be issued;
•the dividend rate, or the amount or method of calculation of dividends, the payment dates for dividends, whether dividends will be cumulative or non-cumulative, and, if cumulative, the date or dates from and after which dividends will begin to accumulate;
•whether the shares will be convertible or exchangeable into shares of our common or preferred stock, and, if so, the price and other terms and conditions of conversion or exchange;
•whether or not the shares of preferred stock will be redeemable and, if redeemable, the redemption price (or the method for calculating the redemption price) and the other terms and conditions relating to the redemption of the shares of preferred stock (including any restriction on redemption when the payment of dividends is in arrears);
•the amount, if any, payable on the shares of such series of preferred stock in the event of the Company’s voluntary or involuntary liquidation, dissolution or winding up;

•any requirements that a sinking fund or purchase fund be provided for the redemption or purchase of the shares of such series;
•the exchange or market, if any, where the preferred stock will be listed or traded; and
•any other powers, preferences and relative participating, optional or other special rights, or qualifications, limitations or restrictions thereon, to the extent not inconsistent with the terms of our Articles of Incorporation.
Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock.
The rights of holders of our preferred stock may be adversely affected by the rights of holders of any new shares of preferred stock that may be issued by us in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes. Proper corporate purposes include, among other things, issuances to obtain additional financing in connection with acquisitions, in connection with a shareholders’ right plan or otherwise.
Rank
Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank on an equal basis with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.
Dividends
Holders of each series of preferred stock will be entitled to receive cash dividends only if, as and when declared by our board of directors out of funds legally available for dividends. The prospectus supplement will describe the dividend rates and the dates on which we will pay dividends as to each series of preferred stock. Dividends on any series of preferred stock may be fixed or variable, or both, and may be cumulative or non-cumulative, in each case as described in the applicable prospectus supplement.
Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock have been paid or sufficient funds have been set aside for payment. If dividends are not paid in full to each series of preferred stock, we will declare any dividends pro rata among the preferred stock of each series and any series of preferred stock that ranks equally with or senior to such series of preferred stock. A “pro rata” declaration means that the dividends we declare per share on each series of preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred stock bear to each other.
Unless all dividends on the preferred stock of each series issued have been paid in full, we will not declare or pay any dividends or set aside sums for payment of dividends or distributions, on any common stock or on any class of security ranking junior to a series of preferred stock, except for dividends or distributions paid in the form of securities ranking junior to the preferred stock. We will also not redeem, purchase or otherwise acquire any securities ranking junior to a series of preferred stock as to dividends or liquidation preferences, except by conversion into or exchange for stock ranking junior to the series of preferred stock.
Conversion or Exchange
The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock or another series of our preferred stock. The terms of any such conversion or exchange (and any such preferred stock issuable in connection therewith) will be described in the prospectus supplement relating to such series of preferred stock.
Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holder thereof, and may be mandatorily redeemable or convertible. The applicable prospectus supplement will describe the restrictions, if any, on our repurchase or redemption of any series of our preferred stock, including, without limitation, any restrictions on our repurchase or redemption on any series of our preferred stock if we are in arrears on the payments of any dividends or sinking fund installments. Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.
On the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.
Liquidation Preference
In the event of the Company’s liquidation, dissolution or winding up, whether voluntary or involuntary, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock.
If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a pro rata portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting Rights
The holders of shares of preferred stock will have no voting rights, except:
•as otherwise stated in the applicable prospectus supplement;
•as otherwise stated in the articles of amendment to our Articles establishing the series of such preferred stock; and
•as required by applicable law.
Under regulations adopted by the Federal Reserve, if the holders of the preferred stock of any series become entitled to vote for the election of directors, whether because dividends on the preferred stock of such series are in arrears or otherwise, preferred stock of such series could be deemed a “class of voting securities.” In this instance, a holder of 25% or more of the preferred stock of such series likely would then be subject to regulation as a bank holding company in accordance with the BHC Act. In addition, a holder of such series that exercises a “controlling influence” over the Company, as determined by the Federal Reserve based on the holder’s total equity investment and other relevant facts and circumstances, could also be subject to regulation under the BHC Act. To the extent a series of preferred stock is deemed a class of voting securities, acquisitions of shares of such series of preferred stock may be subject to the requirements described above under the heading “Description of Common Stock—Restrictions on Ownership.”
Transfer Agent and Registrar
The applicable prospectus supplement will name the transfer agent, registrar, dividend paying agent and depositary, if any, for shares of each series of preferred stock.
DESCRIPTION OF DEPOSITARY SHARES
The terms of any depositary shares and any depositary receipts that we offer for sale and any deposit agreement relating to a particular series of preferred stock will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The following description of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement and the articles of amendment to our Articles for the applicable series of preferred stock that are, or will be, filed with the SEC.
General
We may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, which we refer to in this prospectus as the “depositary,” under a deposit agreement between us, the depositary and the holders of the depositary receipts. We will identify the depositary in the applicable prospectus supplement. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share. If necessary, the prospectus summary will also provide a description of the U.S. federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.
The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
Liquidation Preference
If a series of our preferred stock underlying the depositary shares has a liquidation preference, in the event of the Company’s voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement.
Redemption of Preferred Stock
If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.
Withdrawal of Preferred Stock
Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.
However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Voting Deposited Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.
We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement that has been amended thereby.
The deposit agreement will automatically terminate if:
•all outstanding depositary shares have been redeemed;
•each share of preferred stock has been converted into or exchanged for common stock; or
•a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Renasant.
We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.
Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges
No fees, charges or expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than Renasant, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable under the deposit agreement at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.
Resignation and Removal of Depositary
The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Miscellaneous
The preferred stock depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.
Neither the preferred stock depositary nor Renasant will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Renasant and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Renasant and the preferred stock depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
DESCRIPTION OF DEBT SECURITIES
We may offer from time to time debt securities in the form of senior debt securities, subordinated debt securities or junior subordinated debt securities. Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The subordinated debt securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, which term includes senior debt securities, as described below under “Subordinated Debt Securities”. In certain events of insolvency, the subordinated debt securities will also be subordinated to certain other financial obligations, as described below under “Subordinated Debt Securities”.
The subordinated debt securities and junior subordinated debt securities will be issued under an indenture (the “subordinated debt indenture”) between us and Wilmington Trust, National Association, dated August 22, 2016, a copy of which is incorporated by reference as an exhibit to the Registration Statement of which this prospectus forms a part. The senior debt securities will be issued under a senior debt indenture (the “senior debt indenture”) between us and a trustee to be identified in the applicable prospectus supplement, a form of which will be filed as an exhibit to the Registration Statement of which this prospectus forms a part. The senior debt indenture and the subordinated debt indenture are referred to in this prospectus collectively as the “indentures” and individually as an “indenture.” The specific terms applicable to a particular issuance of debt securities and any variations from the terms below will be set forth in the applicable prospectus supplement.
As of December 31, 2024, we have issued $400 million in subordinated notes under the subordinated debt indenture, $60 million of which are due in 2026, $240 million of which are due in 2031 and $100 million of which are due in 2035.
We have also assumed subordinated notes in connection with our acquisitions of other bank holding companies, and we have issued, or assumed as part of our acquisitions of other bank holding companies, debentures issued in connection with the sale of trust preferred securities. The prospectus supplement that we provide in connection with the offer and sale of any debt securities will include updated information regarding our outstanding indebtedness.
When we offer to sell a particular series of debt securities, the prospectus supplement will describe the specific terms of the series, and it will also address whether the general terms and provisions described below apply to the particular series of debt securities.
The indentures are substantially identical in all material respects except as described below under “Subordinated Debt Securities” in this section. The following is a summary of the material terms of the indentures and debt securities but the summary does not purport to be complete and is subject to and qualified in its entirety by reference to all of the provisions of the indentures and the debt securities. You should refer to the indentures for complete information regarding the terms and provisions of the indentures and debt securities.
General
Unless otherwise provided in a supplemental indenture, our board of directors will set the particular terms of each series of debt securities, which will be described in a prospectus supplement relating to such series. We can issue an unlimited amount of debt securities under the indentures, in one or more series with the same or various maturities, at par, at a premium or at a discount. Among other things, the prospectus supplement relating to a series of debt securities being offered will address the following terms of the debt securities:
•the title of the debt securities;
•the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;
•whether the debt securities will be senior or subordinated, and, if subordinated, any such provisions that are different from those described below under “Subordinated Debt Securities”;
•any limit on the aggregate principal amount of the debt securities;
•the date(s) when principal payments are due on the debt securities;
•the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;
•the place(s) where principal of, premium and interest on the debt securities will be payable;
•provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;
•provisions restricting the incurrence of additional debt or the issuance of additional securities;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;
•any additional or modified events of default from those described in this prospectus or in the indentures and any change in the acceleration provisions described in this prospectus or in the indentures;
•any additional or modified covenants from those described in this prospectus or in the indentures with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and
•any other specific terms of such debt securities.
In addition, we may issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. To the extent applicable, conversion may be mandatory, at the option of the holder or at our option, in which case the number of shares of common or preferred stock to be received upon conversion would be calculated as of a time and in the manner stated in the prospectus supplement.
As a bank holding company, our ability to make payments on the debt securities will depend primarily on the receipt of dividends and other distributions from Renasant Bank. There are various regulatory restrictions on the ability of the Bank to pay dividends or make other distributions to the Company. Please refer to the discussion of these restrictions contained in “Description of Common Stock—Dividend Rights” above.
The applicable prospectus supplement will provide an overview of the U.S. federal income tax considerations and other special considerations applicable to any debt securities we offer for sale.
Transfer and Exchange
As described in the applicable prospectus supplement, each debt security will be represented by either a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) or one or more global securities registered in the name of a depositary, or its nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), in the aggregate principal amount of the series of debt securities. Except as described below under the heading “Global Debt Securities and Book-Entry System,” book-entry debt securities will not be certificated.
Certificated Debt Securities
You can transfer certificated debt securities (and the right to receive the principal of, premium and interest thereon) only by surrendering the certificate representing those certificated debt securities. Either we or the trustee will reissue the existing certificate, or issue a new certificate, to the new holder.
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. There is no service charge, but we may require payment of a sum sufficient to cover any taxes or other governmental charges payable in connection with a transfer or exchange.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of the Depository Trust Corporation, or DTC, as the depositary, and registered in the name of Cede & Co. (the depositary’s nominee). DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of Direct Participants of DTC. Access to the DTC system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a Direct Participant (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the SEC.
Beneficial interests in a global security representing outstanding debt securities of a series will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and DTC’s Direct and Indirect Participants. Upon the issuance of a global debt security, the depositary will credit the Direct Participants’ accounts on its book-entry registration and transfer system with the respective principal amounts of the book-entry debt securities owned by such Direct Participants; the depositary will have no knowledge of the underlying beneficial owners of the book-entry debt securities owned by Direct Participants. Any dealers, underwriters or agents participating in the distribution of the book-entry debt securities will designate accounts to be credited. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of Direct Participants) and on the records of Direct Participants (with respect to interests of Indirect Participants). Some states may legally require certain purchasers to take physical delivery of such securities, which may impair your ability to own, transfer or pledge beneficial interests in book-entry debt securities.
So long as DTC (or its nominee) is the registered owner of a global debt security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. This means that, except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names or to receive physical delivery of a certificate in definitive form nor will such beneficial owners be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on DTC’s procedures for the related global debt security and, if such person is not a Participant, on the procedures of the participant through which such person owns its interest. As a beneficial owner of book-entry debt securities, information regarding your holdings will come through the Direct or Indirect Participant through which you own such securities.
Notwithstanding the above, under existing industry practice, the depositary may authorize persons on whose behalf it holds a global debt security to exercise certain of a holder’s rights. For purposes of obtaining any consents or directions required to be given by holders of the debt securities under the indenture, we, the trustee and our respective agents will treat as the holder of a debt security any persons specified in a written statement of the depositary with respect to that global debt security.
All payments of principal of, and premium and interest on, book-entry debt securities will be paid to DTC (or its nominee) as the registered holder of the related global debt security, and any redemption notices will be sent directly to DTC. Neither we, the trustee nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. We expect DTC, upon receipt of any payment of principal of, premium or interest on a global debt security, to immediately credit Direct Participants’ accounts with payments ratably according to the respective amounts of book-entry debt securities held by each Direct Participant. We also expect that payments by Direct or Indirect Participants to owners of beneficial interests in book-entry debt securities held through those Direct and Indirect Participants will be governed by standing customer instructions and customary practices, similar to those for securities held in “street name.”
We will issue certificated debt securities in exchange for each global debt security if the depositary at any time cannot or will not continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days. In addition, we may at any time and in our sole discretion decide not to have the book-entry debt securities represented by global debt securities; in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. If an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing, holders may exchange global debt securities for certificated debt securities.
We have obtained the foregoing information concerning DTC and its book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions affording holders of the debt securities protection, such as prior consent or acceleration rights, in the event we agree to a change in control or a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.
Covenants
The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.
Consolidation, Merger and Sale of Assets
We may not consolidate or merge with, or sell or lease all or substantially all of our properties and assets to, any person, which we refer to as a “successor,” unless:
•we are the surviving corporation or the successor (if not us) is a corporation organized and existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;
•immediately after giving effect to the transaction, no event of default, and no event which after the giving of notice or lapse of time or both, would become an event of default, shall have occurred and be continuing under the indenture; and
•certain other conditions are met.
Events of Default
For any series of subordinated debt securities issued under the subordinated debt indenture, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events:
•default in the payment when due of any installment of interest on any debt security of that series, which default is not cured within 30 days (unless we deposit the entire amount of the interest installment with the trustee or with a paying agent prior to the expiration of this 30-day period);
•default in the payment when due of principal of or premium on any debt security of that series;
•default in the deposit when due of any sinking fund payment in respect of any debt security of that series;
•our breach of any covenant or warranty in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series), which breach is not cured within 90 days after delivery of written notice thereof from the trustee to us or from the holders of not less than 25% in principal amount of the outstanding debt securities of that series to us and the trustee, as provided in the indenture;
•certain events of bankruptcy, insolvency or reorganization involving us; and
•any other events of default provided with respect to such series which is specified in a supplement to the indenture.
The applicable prospectus supplement will explain the events of default for any series of senior debt securities issued under the senior debt indenture which we believe will be substantially similar in all material respects to the events of default under the subordinated debt indenture. The applicable prospectus supplement will explain whether or not an event of default with respect to one series of debt securities will constitute a cross-default with respect to any other series of debt securities (except that certain events of bankruptcy, insolvency or reorganization will always constitute cross-defaults).
If an event of default with respect to any outstanding series of subordinated debt securities occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration is automatic (with no notice required) in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described below under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We expect that the senior debt indenture will contain provisions substantially similar in all material respects to the provisions of the subordinated debt indenture discussed in this paragraph which will be disclosed in the applicable prospectus supplement. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indentures provide that the trustee will be under no obligation to exercise any rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any subordinated debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the subordinated debt indenture, unless:
•that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have requested the trustee in writing (and offered reasonable indemnity to the trustee) to institute the proceeding (and have not subsequently given contrary instructions), and the trustee has failed to institute the proceeding within 60 days.
We expect that the senior debt indenture will contain provisions substantially similar in all material respects to the provisions of the subordinated debt indenture discussed in this paragraph which will be disclosed in the applicable prospectus supplement.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
Under the indentures, we must furnish the trustee a statement as to compliance with the indenture within 120 days after the end of our fiscal year. The indentures provide that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We may amend the subordinated debt indenture if the holders of at least a majority in principal amount of the outstanding subordinated debt securities of each series affected by the modifications or amendments consent thereto. We may not make any amendment without the consent of the specific holder of an affected debt security then outstanding if that amendment will:
•reduce the amount of securities whose holders must consent to any amendment, supplement or waiver;
•reduce the interest rate of, or extend the time for payment of, interest (including default interest) on any debt security;
•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a payment default on any debt security (except a rescission of acceleration by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make any payment on any debt security in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, holders’ rights to receive payment of the principal of, premium and interest on those debt securities; or
•waive a redemption payment with respect to any debt security.
We expect that the senior debt indenture will contain provisions substantially similar in all material respects to the provisions of the subordinated debt indenture discussed in this paragraph which will be disclosed in the applicable prospectus supplement.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive our compliance with provisions of the indentures. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive any past default under the indenture with respect to that series and its consequences, except a payment default or a default of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
We may deposit with the trustee, in trust, cash or cash equivalents in an amount that, through the payment of interest and principal in accordance with their terms, is sufficient in the opinion of a regionally recognized firm of independent public accountants to make all payments of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the subordinated debt securities of that series on the due dates for such payments in accordance with the terms of the subordinated debt indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of subordinated debt securities, on the 91st day after such deposit we will be discharged from any and all obligations in respect of the subordinated debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents). However, this discharge may occur only if, among other things, we have delivered to the trustee an officer’s certificate and a legal opinion stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the subordinated debt indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
Under the subordinated debt indenture (and unless otherwise provided by the terms of the applicable series of subordinated debt securities), on and after the 91st day after making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with the covenants described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable supplemental indenture, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series. The foregoing is referred to as “covenant defeasance.”
Covenant Defeasance and Events of Default
If we exercise our option to effect covenant defeasance with respect to any series of subordinated debt securities and the subordinated debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the subordinated debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the subordinated debt securities of that series at the time of the acceleration resulting from the event of default, we will remain liable for those payments.
We expect that the senior debt indenture will contain provisions substantially similar in all material respects to the provisions of the subordinated debt indentures discussed in this section “Defeasance of Debt Securities and Certain Covenants in Certain Circumstances,” which will be disclosed in the applicable prospectus supplement.
The Trustee
Wilmington Trust, National Association, is the Trustee under the subordinated debt indenture. From time to time, we, and one or more of our subsidiaries, may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the Trustee in the ordinary course of business. Additionally, we maintain banking relationships with the Trustee and its affiliates in the ordinary course of business. These banking relationships include the Trustee serving as trustee under indentures involving certain of our trust preferred securities and junior subordinated debt securities.
If we decide to sell any senior debt securities, we will select a trustee and disclose the name of that trustee in the applicable prospectus supplement.
Upon the occurrence of an event which, after notice or lapse of time or both, would become an event of default under any of our debt securities, or upon the occurrence of an event of default under another indenture under which our Trustee may serve as trustee, our Trustee may be deemed to have a conflicting interest. Under such circumstances, our Trustee must eliminate the conflict or resign. In that event, we would be required to appoint a successor trustee.
Subordinated Debt Securities
The subordinated debt indenture governs the extent to which payment on any subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.
Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of principal and interest on subordinated debt securities will be subordinated to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of such senior indebtedness. If subordinated debt securities are accelerated because of an event of default, the holders of any senior indebtedness will be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness of any acceleration of payment of the subordinated debt securities.
We may not make any payment on the subordinated debt securities, including upon redemption (whether at the holder’s or our option) if:
•a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable grace period (called a “payment default”); or
•a default (other than a payment default) that permits holders of designated senior indebtedness to accelerate its maturity occurs and is continuing, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).
We may resume payments and distributions on the subordinated debt securities, in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and, in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated.
No new payment blockage period may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments on the debt securities that have come due have been paid in full in cash. Generally, a non-payment default existing or continuing on the date of delivery of any payment blockage notice cannot be the basis for any later payment blockage notice.
If the trustee or any holder of the subordinated debt securities receives any payment or distribution of our assets in contravention of the foregoing subordination provisions, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.
In the event of the Company’s bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.
The indenture does not prohibit us from incurring debt, including senior indebtedness. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify it against certain losses, liabilities or expenses it incurs in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of holders of subordinated debt securities in respect of all funds collected or held by the trustee.
Certain Definitions
“indebtedness” means:
(1) all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business;
(2) all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;
(3) all obligations and liabilities under leases required by generally accepted accounting principles to be accounted for as finance lease obligations on our balance sheet;
(4) all obligations and other liabilities under any real property lease or related document which contractually obligates us to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor;
(5) all obligations under interest rate or other swaps, caps or collar agreements or other similar instruments or agreements;
(6) all direct or indirect guaranties or similar agreements in respect of indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;
(7) any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which we own or hold; and
(8) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness or other obligation described in clauses (1) through (7) above.
“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. Senior indebtedness does not include:
•indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and
•our indebtedness to any of our majority-owned subsidiaries.
Governing Law
The subordinated debt indenture and the subordinated debt securities are governed by and construed in accordance with the laws of the State of New York. Unless otherwise set forth in the prospectus supplement applicable to the particular series of senior debt securities, the senior debt indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of Mississippi.
DESCRIPTION OF RIGHTS
This section describes the general terms and provisions of the rights to securities that we may offer to our shareholders. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering.
Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The following description of the rights we may offer, and any description in the applicable prospectus supplement and other offering material of such rights, is only a summary and is qualified in its entirety by reference to the applicable rights agent agreement, which we will file with the SEC in connection with any offers of rights. You should refer to, and carefully read in their entirety this summary, the prospectus supplement and any other offering material together with, the rights agent agreement, relating to the specific rights that we may offer to understand all of the terms of the rights agent agreement and the rights.
The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire, and any applicable U.S. Federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements or rights certificates described in a prospectus supplement differ from any of the terms described here, then the terms described here will be deemed to have been superseded by that prospectus supplement.
Each right entitles the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights become void and of no further force or effect.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
DESCRIPTION OF WARRANTS
In this section, we describe the general terms and provisions of the warrants that we may offer from time to time. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent who will be specified in the warrant agreement and in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The following description of the warrants we may offer, and any description in the applicable prospectus supplement and other offering material of such warrants, is only a summary and is qualified in its entirety by reference to the applicable warrant agreement and related warrant certificate, both of which we will file with the SEC in connection with any offers of warrants. You should refer to, and read in their entirety this summary, the prospectus supplement and any other offering material together with, the warrant agreement, including the forms of warrant certificates representing the warrants, relating to the specific warrants that we may offer to understand all of the terms of the warrant agreement and the warrants.
General
We may issue warrants for the purchase of common stock, preferred stock or warrants to purchase other securities. Warrants may be issued independently or together with debt securities or capital stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. The applicable prospectus supplement related to an issuance of warrants will describe the terms of such warrants, including the following, as applicable:
•the title of the warrants;
•the total number of warrants to be issued;
•the price or prices at which we will issue the warrants;
•the designation, amount and terms of the securities purchasable upon exercise of the warrants and the exercise price for such securities;
•the date on which the right to exercise the warrants will commence and the date on which such right will expire;
•the procedures and conditions relating to the exercise of the warrants;
•the minimum or maximum amount of warrants that may be exercised at any one time;
•anti-dilution and any other provisions to adjust the number or amount of securities to be delivered upon exercise of the warrants;
•the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•whether the warrants will be in registered or bearer form;
•information with respect to book-entry registration and transfer procedures, if any;
•a discussion of material considerations relating to U.S. federal income tax laws and the federal Employee Retirement Income Security Act of 1974, as amended;
•the identity of the warrant agent; and
•any other terms of the warrants.
Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock, preferred stock or other securities will not have any rights of holders of the common stock, preferred stock or other securities, as applicable, purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.
Warrant certificates may be exchanged for new warrant certificates of different denominations.
Exercise of Warrants
Each warrant will entitle the holder to purchase the number of shares of preferred stock, common stock or such other securities for cash at the exercise price stated in, or calculable as described in, the applicable prospectus supplement and warrant agreement. Warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement and otherwise in accordance with the procedures set forth in the applicable prospectus supplement. Upon the proper exercise of the warrants and our receipt of the full exercise price, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants are exercised, a new warrant certificate will be issued for the remaining warrants.

Warrants may be exercised at any time prior to the close of business on the expiration date. After the close of business on the expiration date (or such later date to which we may extend the expiration date of the warrants), unexercised warrants will be void and have no further force, effect or value.
Enforceability of Rights; Governing Law
The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Mississippi.
DESCRIPTION OF UNITS
This section outlines the general terms and provisions of the units that we may offer from time to time. We may issue units comprising one or more of the securities described in this prospectus in any combination. The applicable prospectus supplement will describe the specific terms and conditions of any units that we issue.
We will issue each unit so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. A unit agreement will govern the terms of any units we issue. This unit agreement may provide that the securities included in the unit may not be held or transferred separately at any time or before a specified date. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.
Among other things, the prospectus supplement relating to any units that we issue will specify the following terms of such units:
•the terms of the units, and the terms of any of the common stock, preferred stock, depositary shares, debt securities and warrants comprising the units, including whether and under what circumstances the units may be traded separately;
•a description of the terms of any unit agreement governing the units;
•a description of the provisions for payment, settlement, transfer or exchange of the units or the securities comprising the units; and
•whether the units will be issued fully registered or in global form.
The foregoing description of the units we may offer, and any description in the applicable prospectus supplement and other offering material of such units, is only a summary and is qualified in its entirety by reference to the applicable unit agreement, which we will file with the SEC in connection with any offers of units. You should refer to, and carefully read in their entirety this summary, the prospectus supplement and any other offering material together with, the unit agreement, relating to the specific units that we may offer to understand all of the terms of the unit agreement and the units.
LEGAL MATTERS
Phelps Dunbar LLP, our counsel, will pass upon certain legal matters with respect to the securities offered by us from time to time pursuant to this prospectus, unless otherwise indicated in the applicable prospectus supplement. Phelps Dunbar LLP also provides legal advice to us on a regular basis.
The applicable prospectus supplement will set forth the name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering.
EXPERTS
The consolidated financial statements of Renasant Corporation as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, included in Renasant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of HORNE LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of The First as of December 31, 2023 and 2022, and for the years then ended, have been audited by Forvis Mazars, LLP, independent registered public accounting firm, as set forth in their report therein, included in The First’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in Renasant’s Current Report on Form 8-K filed on July 29, 2024, have been incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The following table sets forth the expenses to be incurred in connection with the sale and distribution of the securities being registered, all of which will be paid by Renasant Corporation (the “Registrant”). Because an indeterminate amount of securities are covered by this Registration Statement, expenses in connection with the issuance and distribution of securities are not currently determinable.

SEC registration fee	$ *
Printing fees and expenses	**
Legal fees and expenses	**
Trustee and transfer agent fees and expenses	**
Rating agencies’ fees and expenses	**
Accounting fees and expenses	**
Miscellaneous expenses	**
Total	$ **
*    Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.
**    These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.
Mississippi Business Corporation Act
The Mississippi Business Corporation Act (the “MBCA”), empowers a Mississippi corporation such as Renasant Corporation (the “Registrant”) to indemnify an individual who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding of any kind because he is a director of the corporation, or because he served at the corporation’s request as a director, officer, manager, trustee, partner, employee or agent of another entity or employee benefit plan, against a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the proceeding, if:
•he conducted himself in good faith;
•he reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and, in all other cases, that his conduct was at least not opposed to the best interests of the corporation (with respect to an employee benefit plan, this means the director’s conduct was reasonably believed to be in the best interests of the plan’s participants and beneficiaries); and
•in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.
A corporation may also indemnify an individual who engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by Section 79-4-2.02(b)(5) of the MBCA. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct.
Unless ordered by a court pursuant to Section 79-4-8.54 of the MBCA, a corporation may not indemnify a director in connection with:

•a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under the MBCA; or
•any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.
The MBCA further provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.
A corporation may not indemnify a director as described above unless authorized by:
•the board of directors if there are two or more qualified directors, by a majority vote of all the qualified directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more qualified directors appointed by such a vote;
•special legal counsel selected in accordance with the MBCA; or
•the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a qualified director may not be voted on the authorization.
In addition, a director may apply for indemnification and/or an advance of expenses to the court conducting the proceeding to which the director is a party in accordance with Section 79-4-8.54 of the MBCA.
A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director. The director must deliver to the corporation: (1) a signed written affirmation of his good faith belief that he has met the relevant standard of conduct under the MBCA or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by the MBCA; and (2) his written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under the MBCA and it is ultimately determined under the MBCA that he has not met the relevant standard of conduct described in the MBCA. The undertaking required must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.
A corporation may also indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer to the same extent as for a director and, if the officer is not a director or is a party to the proceeding solely on the basis of his acts or omissions as an officer, to such further extent as provided in the corporation’s articles of incorporation or bylaws or a resolution of the corporation’s board of directors or by contract. Notwithstanding the foregoing, an officer may not be indemnified for conduct for which a director may not be indemnified as provided above or for an intentional violation of criminal law or infliction of harm on the corporation or its shareholders.
Renasant Bylaws
The Amended and Restated Bylaws of the Registrant (the “Bylaws”), contain indemnification provisions that require the Registrant to indemnify any director or officer made party to any proceeding if such director or officer met the requisite standard of conduct set forth in the bylaws and such indemnification is not otherwise prohibited by Mississippi law. The required standard of conduct under our Bylaws is the same as that under the MBCA. Under our Bylaws, the determination whether a director or officer met the required standard of conduct is made by the board of directors, special legal counsel, if there are fewer than two disinterested directors on the board of directors, or by the Registrant’s shareholders. The advancement of expenses is also mandatory under our Bylaws, provided that the director or officer makes deliveries analogous to those required under the MBCA. Similarly, the Registrant is prohibited from indemnifying a director or officer under the same circumstances as provided in the MBCA. The indemnification and insurance provisions in our Bylaws are subject to the limitations and prohibitions imposed by federal law including, without limitation, the Securities Act of 1933, as amended, and the

Federal Deposit Insurance Act, as amended, and any implementing regulations concerning indemnification.
The Registrant’s Articles of Incorporation do not address indemnification of directors and officers.
The Registrant also maintains an insurance policy insuring the Registrant and its directors and officers against certain liabilities.

Item 16.    Exhibits.

    Exhibit No.    Description of Exhibit

    1.1    Form of Underwriting Agreement for common stock, preferred stock, depositary shares, rights, warrants or units*
    2.1    Agreement and Plan of Merger, by and between Renasant Corporation and The First Bancshares, Inc., dated July 29, 2024 (filed as exhibit 2.1 to the Form 8-K of the Registrant filed with the Securities and Exchange Commission (the “Commission”) on July 29, 2024 and incorporated herein by reference)
    4.1    Articles of Incorporation of Renasant Corporation, as amended (filed as exhibit 3.1 to the Form 10-Q of the Registrant filed with the Commission on May 10, 2016 and incorporated herein by reference)
    4.2    Articles of Amendment to the Articles of Incorporation of Renasant Corporation (filed as exhibit 3(i) to the Form 8-K of the Registrant filed with the Commission on April 25, 2024 and incorporated herein by reference)
    4.3    Amended and Restated Bylaws of Renasant Corporation (filed as exhibit 3(ii) to the Form 8-K of the Registrant filed with the Commission on October 24, 2024 and incorporated herein by reference)
    4.4    Specimen Common Stock Certificate (filed as exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-183735) filed with the Securities and Exchange Commission on September 5, 2012 and incorporated herein by reference)
    4.5    Form of Articles of Amendment Establishing a Series of Preferred Stock (together with Preferred Stock Certificate)*
    4.6    Form of Depositary Agreement, including form of Deposit Receipt*
    4.7    Subordinated Debt Indenture dated August 22, 2016 between Renasant Corporation and Wilmington Trust, National Association (filed as Exhibit 4.1 to the Form 8-K of the Registrant filed with the Commission on August 22, 2016 and incorporated herein by reference)
    4.8    First Supplemental Indenture dated August 22, 2016 between Renasant Corporation and Wilmington Trust, National Association (filed as Exhibit 4.2 to the Form 8-K of the Registrant filed with the Commission on August 22, 2016 and incorporated herein by reference)
    4.9    Second Supplemental Indenture dated August 22, 2016 between Renasant Corporation and Wilmington Trust, National Association (filed as Exhibit 4.3 to the Form 8-K of the Registrant filed with the Commission on August 22, 2016 and incorporated herein by reference)
    4.10    Third Supplemental Indenture dated September 3, 2020 between Renasant Corporation and Wilmington Trust, National Association (filed as Exhibit 4.2 to the Form 8-K of the Registrant filed with the Commission on September 3, 2020 and incorporated herein by reference)
    4.11    First Amendment to Third Supplemental Indenture dated November 24, 2021 between Renasant Corporation and Wilmington Trust, National Association

(filed as Exhibit 4.3 to the Form 8-K of the Registrant filed with the Commission on November 24, 2021 and incorporated herein by reference)
    4.12    Fourth Supplemental Indenture dated November 23, 2021 between Renasant Corporation and Wilmington Trust, National Association (filed as Exhibit 4.2 to the Form 8-K of the Registrant filed with the Commission on November 23, 2021 and incorporated herein by reference)
    4.13    Form of Senior Debt Indenture
    4.14    Form of Debt Security*
    4.15    Form of Rights Agreement*
    4.16    Form of Warrant Agreement*
    4.17    Form of Warrant*
    5.1    Opinion of Phelps Dunbar, LLP
    23.1    Consent of Horne LLP, Renasant Corporation’s independent registered accounting firm
    23.2    Consent of Forvis Mazars, LLP, The First Bancshares Inc.’s independent registered accounting firm
    23.3    Consent of Phelps Dunbar, LLP (included in Exhibit 5.1)
    24.1    Power of Attorney (included on the signature page of this registration statement)
    25.1    Form T-1 Statement of Eligibility of Trustee under the Senior Debt Indenture*
    25.2    Form T-1 Statement of Eligibility of Wilmington Trust, National Association, to act as Trustee for the issuance of Subordinated Debt Securities under the Subordinated Debt Indenture dated August 22, 2016 between the Registrant and Wilmington Trust, National Association, as Trustee
    107    Filing Fee Table

*    To be filed, if necessary, by amendment or as an exhibit to one or more Current Reports on Form 8-K and incorporated herein by reference.
The Registrant does not have any long-term debt instruments under which securities are authorized exceeding 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant will furnish to the SEC, upon its request, a copy of all long-term debt instruments.
Item 17.    Undertakings
The undersigned Registrant hereby undertakes:
(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
(i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)    That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.
The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on this 11th day of February 2025.

RENASANT CORPORATION

By: /s/ C. Mitchell Waycaster
C. Mitchell Waycaster, Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors and officers of Renasant Corporation, a Mississippi corporation (“Renasant”), do hereby name, constitute and appoint C. Mitchell Waycaster, Kevin D. Chapman, and James C. Mabry IV, and each or either of them (with full power to each of them to act alone), our true and lawful agents and attorneys-in-fact, with full power of substitution and resubstitution, for us and on our behalf and in our name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statements relating to the registration of additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: February 11, 2025    by: /s/     C. Mitchell Waycaster
C. Mitchell Waycaster, Director, Chief Executive Officer and Executive Vice Chairman (Principal Executive Officer)

Date: February 11, 2025    by: /s/     James C. Mabry IV
        James C. Mabry IV, Executive Vice President
and Chief Financial Officer (Principal Financial Officer)

Date: February 11, 2025    by: /s/     Kelly W. Hutcheson
Kelly W. Hutcheson, Chief Accounting Officer (Principal Accounting Officer)

Date: February 11, 2025    by: /s/     E. Robinson McGraw
        E. Robinson McGraw, Executive Chairman, Director

Date: February 11, 2025    by: /s/     Gary D. Butler
        Gary D. Butler, Director

Date: February 11, 2025    by: /s/     Donald Clark, Jr.
        Donald Clark, Jr., Director

Date: February 11, 2025    by: /s/     John M. Creekmore
        John M. Creekmore, Director

Date: February 11, 2025    by: /s/     Albert J. Dale, III
        Albert J. Dale, III, Director

Date: February 11, 2025    by: /s/     Jill V. Deer
        Jill V. Deer, Director

Date: February 11, 2025    by: /s/     Connie L. Engel
        Connie L. Engel, Director

Date: February 11, 2025    by: /s/     Rose J. Flenorl
        Rose J. Flenorl, Director

Date: February 11, 2025    by: /s/     John T. Foy
        John T. Foy, Director

Date: February 11, 2025    by: /s/     Richard L. Heyer, Jr.
        Richard L. Heyer, Jr., Director

Date: February 11, 2025    by: /s/     Neal A. Holland, Jr.
        Neal A. Holland, Jr., Director

Date: February 11, 2025    by: /s/     Sean M. Suggs
        Sean M. Suggs, Director